UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 7, 2004

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 000-49828

Tennessee	62-0935669
(State or other jurisdiction of incorporation)	(I.R.S. employer identification no.)

2300 Clayton Road, Suite 1200

Concord, CA 94520

Telephone Number (877) 917-2237

ITEM 5. Other Events and Regulation FD Disclosure

Attached as Exhibit 1 is the underwriting agreement between Credit Suisse First Boston LLC (the “Underwriter”), Pacer International, Inc. and Apollo Investment Fund IV, L.P., Coyote Acquisition LLC and Coyote Acquisition II LLC (collectively, the “Selling Stockholders”) pursuant to which the Selling Stockholders have agreed to sell 4 million shares of common stock of Pacer International, Inc. to the Underwriter. The Underwriter also has an option, exercisable for 30 days from April 7, 2004, to purchase a maximum of 400,000 additional shares from the Selling Stockholders to cover over-allotments. The common stock is registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement (Registration No. 333-111754) of Pacer International, Inc. The closing for the transaction is scheduled for April 13, 2004.

ITEM 7. Financial Statements; Pro Forma Financial Information and Exhibits

(c) Exhibits:

1. Underwriting Agreement between Credit Suisse First Boston, Pacer International Inc. and Apollo Investment Fund IV, L.P., Coyote Acquisition LLC and Coyote Acquisition II LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC. a Tennessee corporation

Dated: April 8, 2004

By:	/s/ Lawrence C. Yarberry
Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

EXHIBIT NUMBER
1	Underwriting Agreement dated April 7, 2004 between Credit Suisse First Boston LLC (the “Underwriter”), Pacer International, Inc. and Apollo Investment Fund IV, L.P., Coyote Acquisition LLC and Coyote Acquisition II LLC.

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